Confidential

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) RELATES TO AN OFFERING OF SECURITIES UPON AN EXEMPTION FROM SECURITIES REGISTRATION PURSUANT TO SECTION 4(2) AND/OR RULE 506 OF REGULATION D (“REGULATION D”) AS PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

Pan American Goldfields Ltd.
595 Howe Street, Suite 906
Vancouver, BC. V6C 2T5
Canada

Attention:  Miguel Di Nanno, President

Dear Sirs:

Pan American Goldfields Ltd., (the “Company”) is offering, on an exempt private placement basis, up to an aggregate of 17,500,000 shares of the Company’s common stock (each a “Share” or the “Common Stock”) to Emilio Novela Berlin (the “Subscriber”) at a subscription price of U.S. $0.12 per Share. The Shares are being offered solely to the Subscriber pursuant to this subscription agreement (the “Agreement”) at U.S. $0.12 per Share for an aggregate purchase price of U.S. $2,100,000 (the “Offering”). The Shares are sometimes hereinafter referred to as the “Securities.”

1. Subscription.

1.1 Based upon the terms of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase 17,500,000 Shares from the Company at a subscription price of U.S. $0.12 per Share, for aggregate consideration of U.S. $2,100,000 (the “Subscription Proceeds”), payable as set forth in Section 1.2 hereof.

Confidential

1.2 Payment:

(a) The Subscription Proceeds shall be paid by the Subscriber to the Company as follows:

(i)
U.S. $1,050,000 of the aggregate Subscription Proceeds (the “Cash Subscription Proceeds”) shall be paid by wire transfer of immediately available funds in U.S. dollars in accordance with the wire instructions attached hereto as Exhibit A on the Closing Date (as hereinafter defined).

(ii)
The remaining U.S. $1,050,000 of the aggregate Subscription Proceeds shall be payable by the execution by the Subscriber and Subscriber’s spouse (as applicable) in favour of the Company, which hereby instructs Recursos Argentinos S.A. (“RASA”) and/or Mr. Miguel Di Nanno to act as it representative and attorney-in-fact (the “Attorney-in-fact”), of the necessary documents to either, at the sole election of the Company, to (i) transfer or grant to the both or any of Attorney-in Fact, at the Company’s sole discretion, the irrevocable powers to administer and dispose for the Company benefit of the good and marketable title in and to the real property and improvements commonly known as apartment numbers 5, 7, and 10, and complementary apartments numbers 8, 1 and 5, that are in the building called "Polo Suites of the Arelauquen Golf and Country Club," that are part of the Arelauquen Golf and Country Club, Route 82, opposite Lake Gutiérrez (R8400AMD) Bariloche Río Negro – Argentina, as legally described on Exhibit B attached hereto (the “Real Property”). Furthermore, the Company and the Subscriber, as the case maybe, hereby authorize and shall promptly enter into any document determined by the Company or RASA that might be necessary for RASA to provisionally hold the Real Property in its name for the sole and only purpose of administering the Real Property, selling the Real Property and using the proceeds of the operation and/or sale of the Real Property as a capital contribution from the Company in RASA.  In addition, the Company on behalf of itself and RASA hereby authorize the performance of and entry into, as necessary, documents and/or applications needed in order to effectuate the sale of the Real Property (or portions thereof) to a third party (or third parties), the contribution of the proceeds from the operation and/or sale of the Real Property in RASA and the issuance of the subscribed RASA´s shares in the Company’s name.

(b) The Company has provided certain financial projections regarding the estimated use of the Cash Subscription Proceeds in the “Use of Proceeds” section, attached hereto as Exhibit C.

1.3 Documents Required from Subscriber

On or prior to the Closing Date (as hereinafter defined):

Confidential

(a) The Subscriber must complete, sign and return to the Company two (2) originally executed copies of this Agreement;

(b) The Subscriber must complete and sign all necessary transfer documents as reasonably requested by the Attorney-in-fact and Argentinean real estate transfer laws to transfer the Real Property or the irrevocable ability to administer and dispose the Real Estate property to the Company;

(c) The Company shall have received a written appraisal of the Real Property in form and substance acceptable to the Company prepared and certified by a nationally recognized certified real estate brokerage firm licensed to do business and in good standing in the Republic of Argentina showing an aggregate fair market value of the Real Property of no less than U.S. $1,050,000;

(d) The Subscriber shall deliver to the Company evidence of the good and marketable title, free and clear of all liens, security interests and encumbrances in form and substance satisfactory to the Company in its sole discretion except for liens, security interests and encumbrances or other exceptions to good and marketable title as are acceptable to the Company in its sole and absolute discretion; and

(e) The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law or as otherwise deemed necessary by the Company or its counsel to further evidence the transactions contemplated hereby.

1.4 Closing

Closing of the purchase and sale of the Shares shall occur in the following manner:

(a) Unless otherwise agreed to by the Company and the Subscriber, provided that the Company has received each of the documents required to be delivered to it pursuant to Section 1.4 hereof, on the Closing Date:

(i)
The Company shall irrevocably instruct its transfer agent to deliver one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 3 hereof), evidencing 17,500,000 Shares, in the name of the Subscriber to the Subscriber, within two (2) business days after the Closing Date.

2. Closing Date.

As used herein, the term “Closing Date” means the business day when all of the documents and instruments contemplated hereby, including, without limitation the documents and instruments described in Section 1.4 hereof (collectively, the “Transaction Documents”) have been executed and delivered by the applicable parties thereto; provided, however, the Closing Date shall occur no later than June 29, 2012.  In the event that that the Company has not received the Cash Subscription Proceeds by the close of banking business on June 29, 2012, this

Confidential

Agreement shall be automatically terminated and neither of the parties hereto shall have any further obligations whatsoever hereunder.

3. Representations, Warranties and Covenants.

3.1 Representation, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to, and covenants with, the Company (which representation, warranties and covenants shall survive the closing of this Agreement) and acknowledges that the Company is relying thereon that:

(a) The Subscriber is resident, or if not an individual, has a head office, in the jurisdiction set out under the heading “Address of Subscriber” above the signature set forth on the execution page of this Agreement, which address is the Subscriber’s principal residence or place of business, and such address was not obtained or used solely for the purpose of acquiring the Securities.

(b) The Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) or any other securities legislation of any jurisdiction whether foreign or domestic and whether federal, state, provincial or local.

(c) The Subscriber has received and carefully read this Subscription Agreement.

(d) The Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and all necessary approvals have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber.

(e) The Subscriber is an “accredited investor” as the term is defined in Rule 501(a) of Regulation D of the 1933 Act and shall submit to the Company such further assurances of such status as may reasonably be requested by the Company, including, without limitation, the Questionnaire.

(f) The Company has not made any other representations or warranties to the Subscriber with respect to the Company or rendered any investment advice except as contained herein.

(g) The Subscriber has such knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of the prospective investment in the securities of the Company, including the Securities. The Subscriber has consulted with such independent legal counsel or other advisers as the Subscriber has deemed appropriate to assist the Subscriber in evaluating the proposed investment in the Company. By accepting this Agreement and the Transaction Documents, including the schedules and exhibits attached hereto and thereto, the Subscriber agrees that the information contained herein and therein and in all related and ancillary documents, shall be kept confidential and will not be used for any other purpose other than in connection with considering the purchase of the Securities.

Confidential

(h) The Subscriber (i) has adequate means of providing for his current financial needs and possible personal contingencies and does not have a need for liquidity of this investment in the Securities; (ii) can afford (a) to hold the Securities for an indefinite period of time; and (b) to sustain a complete loss of the entire amount of the Subscription Proceeds for the Securities; and (iii) has not made an overall commitment to investments which are not readily marketable, which is disproportionate so as to cause such overall commitment to become excessive.

(i) The Subscriber has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and the Subscriber has received satisfactory answers to all such questions to the extent deemed appropriate in order to evaluate the merits and risks of an investment in the Company.

(j) The Subscriber acknowledges that the none of the Securities are currently registered under the 1933 Act and the Company has not undertaken to register any of such securities under U.S. federal or state law or the laws of any other jurisdiction whether foreign or domestic, and, unless so registered, may only be offered or sold pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state, provincial and other securities laws as may be applicable.

(k) The Subscriber further understands that it is purchasing all such securities without being furnished any prospectus setting forth all of the information that may be required to be furnished under applicable securities laws and as a consequence, certain protections, rights and remedies provided in applicable securities legislation, including statutory rights of rescission or damages, may not be available to it.

(l) The Subscriber further acknowledges that no agency, governmental authority, securities commission or similar regulatory body, stock exchange or other entity has reviewed, passed on or made any finding or determination as to the merit for investment of the Securities nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Securities.

(m) The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

Confidential

(n) This Agreement has been duly executed and delivered and, when accepted by the Company, will constitute a legal, valid and binding obligation of the Subscriber enforceable against it in accordance with the terms hereof.

(o) No prospectus or offering memorandum within the meaning of the securities laws has been delivered to, summarized for or seen by the Subscriber in connection with the sale of the Shares and the Subscriber is not aware of any prospectus or offering memorandum having been prepared by the Company.

(p) Subscriber has not received, nor has he requested, nor does he have any need to receive, any offering memorandum (as defined in or contemplated by applicable securities legislation) or any other document (other than financial statements or any other continuous disclosure documents, the contents of which are prescribed by statute or regulation) describing the business and affairs of the Company which has been prepared for delivery to, and review by, prospective subscribers in order to assist them in making an investment decision in respect of the Securities (or any of them), and he has not become aware of any advertisement including, by way of example and not in limitation, advertisement in any printed media of general and regular circulation or on radio or television with respect to the distribution of the Shares.

(q) The decision to execute this Subscription Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information, including the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), (the adequacy of which is hereby acknowledged) about the Company that is available to any member of the public on the EDGAR database maintained by the SEC at www.sec.gov.

(r) The Subscriber understands and agrees that there are risks associated with an investment in the Company, including, by way of example and not in limitation, the specific risks identified in the Company’s most recent periodic reports filed with the SEC and available for viewing at the SEC’s website at www.SEC.gov.

(s) The Subscriber understands and agrees that there may be material tax consequences to it of an acquisition, holding or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences under U.S., Canadian, state, provincial, local or foreign tax law of the acquisition, holding or disposition of the Securities and the Subscriber acknowledges that it is solely responsible for determining the tax consequences of its investment.

(t) If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Securities.

(u) The Subscriber hereby agrees that the Company will insert the following legends on the face of the Securities in compliance with applicable securities laws:

Confidential

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE FOREIGN OR STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE FOREIGN OR STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE FOREIGN OR STATE SECURITIES LAWS.”

(v) The Subscriber has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(w) The Subscriber certifies that each of the foregoing representations and warranties set forth in this Section 3.1 are true as of the date hereof and shall survive such date.

3.2 Representations, Warranties and Covenants of the Company. Except as set forth in the SEC Filings (as hereinafter defined), the Company hereby represents and warrants and covenants to the Subscriber that:

(a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary.

(b) Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to issue the Shares and to carry out the provisions of this Agreement. All corporate action on the part of the

Confidential

Company required for the lawful execution and delivery of this Agreement, issuance and delivery of the Shares and the performance by the Company of its obligations hereunder has been taken. Upon execution and delivery, this Agreement constitutes valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid, non-assessable, subject to no lien, claim or encumbrance and issued in compliance with United States federal securities laws and applicable state securities laws. No stockholder of the Company or other person has any preemptive, anti-dilution, “poison-pill” or similar right with respect to the Shares. The Company has reserved such number of shares of its Common Stock necessary for issuance of the Shares.

(c) SEC Documents. The Company has filed all of its SEC Filings for the two year period preceding the date hereof. As of their respective filing dates, or such later date on which such reports were amended, the SEC Filings complied in all material respects with the requirements of the Exchange Act. The SEC Filings as of their respective dates, or such later date on which such reports were amended, when issued did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the financial statements included in the SEC Filings or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). As used herein, the term “SEC Documents” means the Company annual reports on Form 10-K for fiscal year ended February 28, 2011 and 2010 (including any amendments thereto) and (ii) the Company’s quarterly report on Form 10-Q for the 2011 and 2010 fiscal years and the term “SEC Filings” means the SEC Documents, along with all other reports, schedules, forms, statements and other documents that the Company is required to file with the SEC pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended, for the two year period preceding the date hereof.

(d) Capital Stock. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, with no par value, and 20,000,000 shares of Preferred Stock, with no par value. As of June 22, 2012, there were 72,172,135 shares of Common Stock issued and outstanding and there was no issued and outstanding Preferred Stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of June 22, 2012, none of the authorized Common Stock is reserved for issuance, other than (i) 386,666 units consisting of 386,666 shares of Common Stock, and 193,333 warrants exercisable at U.S. $0.50

Confidential

pursuant to a cancellation of debt and release agreement, (ii) 169,250 units consisting of 169,250 shares of common stock, and 169,250 warrants exercisable at U.S. $0.30 pursuant to February 2011 private placement, (iii) 2,166,666 shares of common stock pursuant to the amended development agreement of September 2011, (iv) 4,890,000 shares of Common Stock reserved for future issuance pursuant to 5,000,000 options approved under the Company’s 2009 stock option plan, (iii) 1,325,000 shares of Common Stock reserved for future issuance pursuant to options and awards which may be granted under the Company’s 2008 and 2007 stock option plans, and (iv) 32,709,567 shares of Common Stock reserved for future issuance pursuant to outstanding warrants. Attached hereto as Exhibit 3.2(d) is the Company capitalization table as of the date of the Agreement. Except as set forth in this paragraph 3.2(d) and Exhibit 3.2(d), the Company has no outstanding securities convertible into or exchangeable for Common Stock and no contracts, rights, options or warrants to purchase or otherwise acquire Common Stock or securities convertible into or exchangeable for Common Stock.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (i) conflict with or result in a violation of any provision of the Company’s certificate of incorporation or bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any United States law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and, to the knowledge of the Company, neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any material law, rule ordinance or regulation of any governmental entity. Except as required under federal securities laws and any applicable state securities laws, rules or regulations, by the terms of this Agreement, or by any applicable trading market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or to issue and sell the Shares in accordance with the terms hereof.

(f) No Material Adverse Change. Since the date of the latest audited financial statements included in the SEC Documents, there has not been:

Confidential

(i)
any changes in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the financial statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse to the Company and its subsidiaries taken as a whole;

(ii)	any material change, except in the ordinary course of business, in the contingent obligations of the Company whether by way of guarantee, endorsement, indemnity, warranty or otherwise; or

(iii)	any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company.

(g) Litigation. There is no material action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person’s employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the Company, its assets, liabilities, financial condition or business prospects.

(h) Contracts. The material contracts to which the Company is a party that have been filed as exhibits to the SEC Filings, have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to enforcement of creditors’ rights generally, and the application of general equitable principles relating to or affecting the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

(i) Real Property. The Company has good and valid title to all items of real property (“Real Property”) used in its operations free and clear of all Liens (as defined herein). Any Real Property described in the SEC Filings as being leased by the Company or any subsidiary is held by the Company under valid, existing and enforceable leases.. Attached hereto as Exhibit 3.2(i) is a list of all Real Property and leases used in the Company’s operations. Except as disclosed on Exhibit 3.2(i), there are no unrecorded covenants, deed restrictions, easements, leases, subleases or rights of occupancy or Liens (other than Permitted Liens) which encumber the Real Property, or any part thereof. There are no easements, rights of way or licenses which are not in full force and effect necessary for the operation of any of the parcels constituting the Real Property. The Company has the right of ingress and egress, through a public road or street, to and from

Confidential

each of the parcels comprising the Real Property. No utility easement or right of way which services any portion of the Real Property may be terminated by the owner or mortgagee of any property through which any such easement or right of way runs.  As used herein, the term (i) “Lien” shall mean any security interest, lien, pledge, mortgage or other encumbrance, whether arising voluntarily, involuntarily or by operation of law (other than Permitted Liens (as hereinafter defined)); and (ii) “Permitted Lien” shall mean:  (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice, (ii) Liens for taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements, (iii) Liens affecting the interest of the grantor of any easements benefiting Real Property, (iv) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the assets to which they relate, (v) zoning, building and other similar codes and regulations, (vi) any conditions that would be disclosed by a current, accurate survey or physical inspection, (vii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; and (viii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law.

(j) Permits; Compliance. The Company and each of its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders issued by the appropriate federal, state local or foreign regulatory authorities necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits.

(k) Certain Transactions. Except as set forth in the SEC Filings, to the knowledge of the Company there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its subsidiaries or any of their respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company or five percent (5%) or more of the ownership interests of the Company or any of its subsidiaries or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

(l) No Brokers. Except as disclosed herein, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect

Confidential

to the Offering. To the knowledge of the Company, the Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated herein that may be due in connection with the transactions contemplated by the Offering.

(m) Internal Controls. The Company is in compliance with the provision of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.

(n) FCPA Matters. Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his or her actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental or private official or person.

(o) Non-Public Information. The Company has not disclosed to the Subscriber any information that would constitute material non-public information other than the existence of the transactions contemplated hereby.

(p) Disclosure. All disclosure provided to the Subscriber regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, were, as of the date made, true and correct and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(q) Survival. The representations, warranties and covenants of the Company shall survive the Closing Date and for a period of two (2) years following the Closing Date, all in accordance with this Agreement.

(r) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated hereby, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company, its business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(s) Use of Proceeds. The Company hereby covenants to use the monies raised from the Offering only as described in the “Use of Proceeds” section, attached hereto as Exhibit C.

4. Indemnification. The parties hereto understand that the Securities are being offered in reliance upon the representations, warranties and covenants of each of the parties

Confidential

hereto set forth herein, the exemptions under applicable securities laws; that the availability of such exemptions are, in part, dependent upon the truthfulness and accuracy of the representations made by the Subscriber herein; that the Company will rely on such representations in accepting any subscriptions for the Securities, and that the Company may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the Subscriber’s subscription. The Subscriber agrees to indemnify and hold harmless the Company against any reasonable damage, loss, expense or cost, including reasonable attorneys’ fees, sustained as a result of any breach, misstatement or omission on the Subscriber’s part in this Agreement.

5. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby, or in any manner, waive any rights granted to him under applicable securities laws.

6. Revocation. The Subscriber agrees that he or she shall not cancel, terminate or revoke this Agreement or any agreement of the Subscriber made hereunder, and this Agreement shall survive the death or disability of the Subscriber.

7. Termination of Agreement. If the Company elects to cancel this Agreement, provided that it returns to the Subscriber, without interest and without deduction, all sums paid by the Subscriber, this Offering shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

8. Highly Speculative Business. The Subscriber has been advised that the Company is engaged in mineral exploration operations and through its partnership with Minera Rio Tinto has commenced  a small scale mining operation at the Company's  Cieneguita Project and is generating revenues. The Company will be subject to all of the risks inherent in a new business and there is no assurance that the Company will succeed, become profitable or that investors in the Company will receive a return on all or any part of their investment.

THIS IS A HIGHLY SPECULATIVE INVESTMENT THAT SHOULD NOT BE MADE BY ANYONE WHO CANNOT AFFORD TO SUSTAIN A LOSS OF HIS ENTIRE INVESTMENT.

9. Miscellaneous.

9.1 All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the Subscriber at his address set forth below and to the Company.

9.2 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

9.3 The provisions of this Agreement shall survive the execution hereof.

Confidential

 9.4 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties further:  (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the State of New York, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the State of New York in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the State of New York, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

10. Collection of Personal Information. The Subscriber (on his own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the fact the Company is collecting the Subscriber’s (and any beneficial purchaser’s) personal information for the purpose of completing the Subscriber’s subscription. The Subscriber (on his own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Subscriber (on his own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Subscriber respecting himself (and any beneficial purchaser). By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s (and any beneficial purchaser’s) personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that he has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

11. English Language.  This Agreement has been prepared and executed in the English language only, which language is controlling in all respects.  Any translation of this Agreement into any other language is for reference only and has no legal or other effect.  All proceedings related to this Agreement will be conducted in the English language only.

12. Certification. The Subscriber has read this entire Agreement and certifies that every statement on the part of the Subscriber is true and complete.

[remainder of page intentionally left blank]

Confidential

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the date their signature has been subscribed and sworn to below.

DATED as of this 13th day of June, 2012.

	U.S. $	$2,100,000
Name (full legal name of subscriber):		/s/ Emilio Novela Berlin
EMILIO NOVELA BERLIN		EMILIO NOVELA BERLIN

Address of subscriber

		(address, including postal code)

		(telephone number)

		(facsimile number)

		(e-mail address)

		By:___________________________________________________________________
		(signature)

ACCEPTED as of the ________________ day of June, 2012.

PAN AMERICAN GOLDFIELDS LTD.

By:	/s/ Miguel Di Nanno
Name: Miguel Di Nanno
Title: President

Confidential
EXHIBIT A

INSTRUCTIONS FOR WIRING FUNDS

Confidential
EXHIBIT B

LEGAL DESCRIPTION OF REAL PROPERTY

Confidential

EXHIBIT C

USE OF PROCEEDS

Name		Amount	Name		Amount

Equity financing (cash)		$1,050,000	Financing (from sale of real estate)		$1,050,000
			Market discount		$(157,500)
			Selling costs		$(26,775)
Total cash inflows		1,050,000	Total cash inflows		865,725

Finders' fee		84,000	Finders' fee		69,258

Scoping study for Cieneguita			Field work at Cerro Delta
M3 Engineering	$100,000
Assays	125,000		Chemical lab work	50,000
IMC - Mining	75,000		Drilling and preparation	611,000
Metallurgy	110,000		Engineering - environmental	10,000
Geotech	75,000		Infrastructure	75,000
Infrastructure	30,000		Project management	50,000	796,000
ALS Chemex	200,000
Project management	50,000	765,000

Cerro Delta payments
Property option payments	65,000
Servial SRL	25,000
ALS Labs	11,000
Garve SRL	15,000
Tesacom SA	2,000
Industrias Geo SA	2,027
Daniel Lopez	24,000
Mining properties	24,000	168,027

Total cash outflows		$1,017,027	Total cash outflows		$865,258

Working capital		$32,973	Working capital		$467

Total		$1,050,000	Total		$865,725

Confidential

EXHIBIT 3.2(d)

CAPITALIZATION SPREAD SHEET

	Number of	Number of	Number of
	Shares	Options	Warrants

Balance, February 28, 2009	31,019,302	4,835,000	7,102,890
Issued	22,734,525	2,060,000	22,887,500
Cancelled/forfeited	-	(335,000)	(4,609,490)
Exercised	-	-	-

Balance, February 28, 2010	53,753,827	6,560,000	25,380,900

Issued
Share subscription	250,000	-	-
Warrants issued to new directors	-	-	3,000,000
Cancelled/forfeited	-	(825,000)	(2,554,167)
Options granted		1,000,000
Exercised	-	-	-

Balance, February 28, 2011	54,003,827	6,735,000	25,826,733

Issued
Shares and warrants issued per consulting agreements	2,110,294		1,500,000
Shares issued per amended development agreement	1,166,667
Shares issued - debt conversions	4,281,347
Shares returned to the treasury	(750,000)
Units issued - debt conversion	50,000
Units issued - private placement	11,310,000		11,660,000
Warrants issued to directors and management			7,500,000
Warrants expired			(13,777,166)
Options and warrants granted - advisor		500,000
Options granted - consultant		100,000
Options granted - director		1,000,000
Options forefeited		(2,120,000)
Balance, June 22, 2012	72,172,135	6,215,000	32,709,567

Confidential

EXHIBIT 3.2(i)

REAL PROPERTY

Properties under option agreements with Sunburst Mining de Mexico,

Cieneguita
Lot Name	Title Number	Area (Ha)	Term of Validity

Aurifero	196356	492.00	7/16/1993 to 7/15/2043
Aurifero Norte	196153	60.00	7/16/1993 to 7/15/2043
Aquilon Uno	208339	222.11	9/23/1998 to 9/22/2048
La Maravilla	190479	48.00	4/29/1991 to 4/24/2041

Properties under option agreements with Pan American Goldfields Ltd.,

Cerro Delta
Lot Name	Title Number	Area (Ha)	Term of Validity

Pablo	9755-C-1991	4,000	-
Roberto	9756-C-1991	3,850	-
Delta 1	34-C-2007	10,000	-

Confidential
EXHIBIT 3.2(i) (continued)

Machinery and Equipment
Description	Date
Acquired
Structures and belts	01/02/2007
Agglomerations and base	31/03/2007
BHD 8x20 ft. container	24/07/2007
BHD 8x20 ft. container	01/08/2007
3 Prefab metal containers	20/11/2007

Transportation Equipment
Description	Date
Acquired
Ford F-250 20355	29/04/2006
Ford Lobo Deducible81850	26/08/2006
Housing trailer 0772	01/11/2006
Housing trailer 23361	01/11/2006
Ford F-250 Diesel 43477	26/06/2007
Ford F-250 30517	30/07/2007
Ford F-250 4X4 29899	05/06/2008